As filed with the Securities and Exchange Commission on December 22, 2004.

                                                  Registration No. 333-______


                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM S-8

                         Registration Statement Under
                          The Securities Act of 1933

                        JACK HENRY & ASSOCIATES, INC.
            (Exact name of registrant as specified in its charter)


             Delaware                                        43-1128385
 -------------------------------                        ------------------
 (State or other jurisdiction of                        (I.R.S. Employer)
         incorporation)                                 Identification No.)

                                 P.O. Box 807
                             663 West Highway 60
                         Monett, Missouri  65708-0807
                                (417) 235-6652
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

      STOCK OPTION AGREEMENT DATED FEBRUARY 14, 2003 ASSUMED PURSUANT TO
        ASSUMPTION OF OPTIONS BETWEEN JACK HENRY & ASSOCIATES, INC. AND
                    OPTINFO,INC. DATED NOVEMBER 23, 2004

                                     AND

 STOCK OPTION AGREEMENT DATED JULY 1, 2003 ASSUMED PURSUANT TO ASSUMPTION OF
       OPTIONS BETWEEN JACK HENRY & ASSOCIATES, INC. AND OPTINFO, INC.
                           DATED NOVEMBER 23, 2004
                             (Full title of plan)

                  Kevin D. Williams, Chief Financial Officer
                        Jack Henry & Associates, Inc.
                             663 West Highway 60
                         Monett, Missouri  65708-0807
                                (417) 235-6652
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                       Copies of all correspondence to:
                  Robert T. Schendel, Esq., General Counsel
                             10910 W. 87th Street
                            Lenexa, Kansas  66214
                                (913) 341-3434

                       CALCULATION OF REGISTRATION FEE
                       -------------------------------

 Title of each                     Proposed        Proposed
   class of                        maximum         maximum         Amount of
 securities to   Amount to be   offering price     aggregate     registration
 be registered   registered 1/   per unit 2/    offering price        fee
 ----------------------------------------------------------------------------
 Common Stock,      117,726         $19.06       $2,243,857.56      $265.00
 $0.01 par value
 per share
 ----------------------------------------------------------------------------

 1/   If, prior to the completion of the distribution of the Common Stock covered by this Registration Statement, additional shares of common stock are issued or issuable as a result of a stock split or stock dividend, this Registration Statement shall be deemed to cover such additional shares resulting from the stock split or stock dividend pursuant to Rule 416.

 2/   Calculated in accordance with the provisions of Rule 457(c) using the average of the high and low prices for the Common Stock on the Nasdaq National Market on December 17, 2004.


                                    PART I

                         INFORMATION REQUIRED IN THE
                          SECTION 10(a) PROSPECTUS

 Item 1.   Plan Information.
           -----------------
           Not required to be filed.


 Item 2.   Registrant Information and Employee Plan Information.
           -----------------------------------------------------
           Not required to be filed.


                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 Item 3.   Incorporation of Documents by Reference.
           ----------------------------------------
           The following documents, which previously have been filed by Jack Henry & Associates, Inc. (the "Corporation") with the Securities and Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (Commission File No. 0-14112), are incorporated herein by reference and made a part hereof:

           (a)  Annual Report on Form 10-K, for the year ended
                June 30, 2004, filed August 30, 2004;

           (b) The Corporation's Current Report on Form 8-K dated September 8, 2004;

           (c) The Corporation's Current Report on Form 8-K dated September 8, 2004;

           (d)  The Corporation's Current Report on Form 8-K dated
                October 7, 2004;

           (e) The Corporation's Current Report on Form 8-K dated October 20, 2004;

           (f) The Corporation's Quarterly Report on Form 10-Q, for the period ended September 30, 2004, dated November 9, 2004;

           (g) The Corporation's Current Report on Form 8-K dated November 24, 2004;

           (h) The Corporation's Current Report on Form 8-K dated December 21, 2004;

           (i) The Corporation's Current Report on Form 8-K dated December 21, 2004; and

           (j) The description of the Common Stock of the Corporation contained in the Corporation's Registration Statement of Form S-1 (Registration No. 33-41396), effective July 14, 2000 and any amendment or report filed for the purpose of updating such description.

           All reports and other documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

           For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed comment which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


 Item 4.   Description of Securities.
           --------------------------
           The class of securities to be offered is registered under Section 12 of the Exchange Act. Therefore, a description of the Common Stock required by Item 202 of Regulation S-K is not required.


 Item 5.   Interests of Named Experts and Counsel.
           ---------------------------------------
           None.


 Item 6.   Indemnification of Directors and Officers.
           ------------------------------------------
           Section 145(a) of the Delaware General Corporation Law ("DGCL") permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the bests interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. In a derivative action, i.e, one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

      Article Eleventh of the Corporation's Restated Certificate of Incorporation provides for indemnification of directors and officers of the Corporation against liability they may incur in their capacities as such to the fullest extent permitted by the DGCL.

      The Corporation has entered into indemnification agreements with its directors and officers. Pursuant to such agreements, the Corporation will, to the extent permitted by applicable law, indemnify such persons against all expenses incurred in connection with the defense or settlement of any proceeding brought against them by reason of the fact that they were directors or officers of the Corporation.

      The Corporation has in effect directors' and officers' liability insurance with a limit of $5,000,000 and fiduciary liability insurance with a limit of $2,000,000. The fiduciary liability insurance covers actions of directors and officers as well as other employees with fiduciary responsibilities under ERISA.


 Item 7.   Exemption from Registration Claimed.
           ------------------------------------
           Not applicable.


 Item 8.   Exhibits.
           ---------

           Exhibit No.         Description
           -----------         -----------
           4.1 Restated Certificate of Incorporation of Jack Henry & Associates, Inc., as amended (Incorporated by reference to Exhibit 3.1.7 of the Annual Report on Form 10-K for the fiscal year ending June 30,
                          2003).

           4.2 Amended and Restated Bylaws of Jack Henry & Associates, Inc. (Incorporated by reference to Exhibit A of the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996).

           4.3 The description of the Common Stock of the Corporation (Incorporated by reference to the Corporation's contained in the Corporation's Registration Statement of Form S-1 (Registration No. 33-41396), effective July 14, 2000 and any amendment or report filed for the purpose of updating such description).

           5.1            Legal Opinion of Robert T. Schendel, Esq.*

           23.1           Consent of Deloitte & Touche LLP.*

           23.2 Consent of Robert T. Schendel, Esq. (included in Exhibit 5.1 hereto).

           24.1           Power of Attorney (included on signature page).
 ___________
 *   Filed Herewith


 Item 9.   Undertakings.
           -------------
           (a)  The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in  the prospectus any  facts or  events
 arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (S 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

 Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monett, State of Missouri, on this 22nd day of December, 2004.


                               JACK HENRY & ASSOCIATES, INC.


                               By  /s/ John F. Prim
                               --------------------
                               John F. Prim
                               Chief Executive Officer


                              POWER OF ATTORNEY

           Each person whose signature appears below hereby constitutes and appoints Michael E. Henry, John F. Prim, and Robert T. Schendel, Esq., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                     Title                          Date
     ---------                     -----                          ----

 /s/ Michael E. Henry     Chairman of the Board             December 22, 2004
 --------------------     and Director
 Michael E. Henry


 /s/ John F. Prim         Chief Executive Officer           December 22, 2004
 ----------------         (Principal Executive Officer)
 John F. Prim


 /s/ Kevin D. Williams    Chief Financial Officer           December 22, 2004
 ---------------------    (Principal Accounting Officer)
 Kevin D. Williams


 /s/ John W. Henry        Vice Chairman, Senior Vice        December 22, 2004
 -----------------        President and Director
 John W. Henry


 /s/ Jerry D. Hall        Executive Vice President          December 22, 2004
 -----------------        and Director
 Jerry D. Hall


 /s/ Joseph J. Maliekel   Director                          December 22, 2004
 ----------------------
 Joseph J. Maliekel


 /s/ James J. Ellis       Director                          December 22, 2004
 ------------------
 James J. Ellis


 /s/ Burton O. George     Director                          December 22, 2004
 --------------------
 Burton O. George


 /s/ Craig R. Curry       Director                          December 22, 2004
 ------------------
 Craig R. Curry

                                EXHIBIT INDEX

  Exhibit No.   Description of Exhibit
  -----------   ----------------------
      4.1       Restated Certificate of Incorporation of Jack Henry &
                Associates, Inc., as amended (Incorporated by reference to Exhibit 3.1.7 of the Annual Report on Form 10-K for the fiscal year ending June 30, 2003).*

      4.2 Amended and Restated Bylaws of Jack Henry & Associates, Inc. (Incorporated by reference to Exhibit A of the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31,
                1996).*

      4.3 The description of the Common Stock of the Corporation (Incorporated by reference to the Corporation's contained in the Corporation's Registration Statement of Form S-1 (Registration No. 33-41396), effective July 14, 2000 and any amendment or report filed for the purpose of updating such description).*

      5.1       Legal Opinion of Robert T. Schendel, Esq.**

      23.1      Consent of Deloitte & Touche LLP. **

      23.2 Consent of Robert T. Schendel, Esq. (included in Exhibit 5.1 hereto). **

      24.1      Power of Attorney (included on signature page). **

 __________________
 *    Previously filed.
 **   Filed herewith.